UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 24, 2015

Vista Outdoor Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-36597	41-1016855
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction		Identification
of incorporation)		No.)

938 University Park Boulevard, Suite 200 Clearfield, UT	84015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 779-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 8.01.  Other Events.

On July 24, 2015, Vista Outdoor Inc. (“Vista”) entered into a definitive agreement to acquire CamelBak Products, LLC (“CamelBak”), a subsidiary company of Compass Diversified Holdings (the “Transaction”).  Under the terms of the Stock Purchase Agreement dated as of July 24, 2015 (the “Stock Purchase Agreement”), Vista will pay a purchase price of $412.5 million in cash subject to a customary working capital adjustment. The closing of the Transaction is subject to regulatory approval and other customary closing conditions and is expected to occur in the second quarter of Vista’s fiscal year ending March 31, 2016.

On July 27, 2015, Vista issued a press release announcing the Transaction, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of Vista Outdoor Inc. dated July 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Senior Vice President, General Counsel and Secretary

Date:  July 28, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Vista Outdoor Inc. dated July 27, 2015.